Exhibit 99.1

Company Contact:	Investor Relations Contact:
Alexander Shen	Hayden IR
Chief Executive Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5108	Email: brett@haydenir.com
Email: Shena@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports FY 2025 Third Quarter Financial Results

Ranor records another profitable quarter, customer confidence remains high

Management to host conference call at 4:30 p.m. ET on Tuesday, April 8, 2025

Westminster, MA – April 8, 2025– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, today reported financial results for the third quarter ended December 31, 2024. The components that we manufacture are customer designed and we sell to customers in two main industry sections: defense and precision industrial markets.

Management will host a conference call on Tuesday, April 8, 2025 at 4.30 p.m. ET, to discuss our financial results for the quarter ended December 31, 2024.

“Third quarter consolidated revenue was $7.6 million, a decrease of less than 1% when compared to the fiscal 2024 third quarter. Our fiscal third quarter is seasonally characterized with higher under-absorbed overhead. Our Ranor segment experienced a favorable project mix enabling us to sustain operating profitability. In contrast, our Stadco segment is continuing to work through remaining legacy pricing problems on core business, with an unfavorable project mix for the quarter coupled with under-absorbed overhead.” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Customer confidence remains high as our backlog was $45.5 million on December 31, 2024. We expect to deliver our backlog over the course of the next one to three fiscal years with gross margin expansion.”

The following summary compares the three and nine months ended December 31, 2024 to the same prior year period:

Consolidated Financial Results - Fiscal 2025 Three Months Ended December 31, 2024

•	Revenue was $7.6 million, a decrease of less than 1% when compared to revenue of $7.7 million a year ago.
•	Cost of revenue was $6.6 million, or 2% higher, due primarily to higher production costs at Stadco.
•	Gross profit was $1.0 million, or 15% lower due primarily to higher production costs at Stadco.
•	SG&A totaled $1.7 million or 22% lower due primarily to the absence of due diligence costs for acquisitions.
•	Operating loss was $0.7 million compared with a loss of $1.0 million in the same period a year ago.
•	Interest expense increased by $26,000 due primarily to an increase in borrowing under the revolver loan.
•	Net loss was $0.8 million, as the Company maintained a full valuation on its deferred tax assets.

Consolidated Financial Results - Fiscal 2025 Nine Months Ended December 31, 2024

•	Revenue was $24.6 million, or 7% higher on a favorable project mix at both Ranor and Stadco.
•	Cost of revenue was $22.3 million, or 11% higher, due primarily to higher production costs at Stadco.
•	Gross profit was $2.2 million, or 22% lower, primarily the result of higher Stadco production issues.
•	SG&A was $4.8 million or a 6% decrease, due primarily to the absence of due diligence costs for acquisitions.

•	Operating loss was $2.5 million, an increase of $0.4 million due to higher losses at Stadco.
•	Interest expense increased by 9% due to higher borrowing under the revolver loan.
•	Net loss was $2.9 million, as the Company maintained a full valuation on its deferred tax assets.

Financial Position

On September 30, 2024, the Company had approximately $165,000 in cash and cash equivalents, a $27,000 increase since March 31, 2024. Working capital was negative $1.8 million on December 31, 2024 and debt totaled $7.4 million. Working capital was negative $2.9 million and total debt was $7.6 million on March 31, 2024.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Tuesday, April 8, 2025. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and enter code 538981.

A replay will be available until April 22, 2025. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 52309.

The call will also be available over the Internet and accessible at:
https://www.webcaster4.com/Webcast/Page/2198/52309.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 60% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government tariffs, regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31,	March 31,
( in thousands, except per share data)	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$165	$138
Accounts receivable, net	1,970	2,371
Contract assets	8,417	8,527
Raw materials	1,871	1,827
Work-in-process	1,329	1,423
Other current assets	375	564
Total current assets	14,127	14,850
Property, plant and equipment, net	13,463	14,798
Right of use asset, net	4,449	4,977
Other noncurrent assets	121	122
Total assets	$32,160	$34,747
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,833	$1,408
Accrued expenses	3,344	4,263
Contract liabilities	2,667	3,788
Current portion of long-term lease liability	761	736
Current portion of long-term debt, net	7,278	7,559
Total current liabilities	15,883	17,754
Long-term equipment financing	19	---
Long-term lease liability	3,834	4,408
Other noncurrent liability	4,323	4,782
Total liabilities	24,059	26,944
Stockholders’ Equity:
Common stock - par value $0.0001 per share, 50,000,000 shares authorized; Shares issued and outstanding December 31, 2024 – 9,662,525 and 9,607,525, respectively; Shares issued and outstanding March 31, 2024 – 8,777,432.	1	1
Additional paid in capital	18,359	15,201
Accumulated deficit	(10,259)	(7,399)
Total stockholders’ equity	8,101	7,803
Total liabilities and stockholders’ equity	$32,160	$34,747

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$7,622	$7,650	$24,554	$22,991
Cost of revenue	6,631	6,489	22,310	20,101
Gross profit	991	1,161	2,244	2,890
Selling, general and administrative	1,687	2,157	4,769	5,063
Loss from operations	(696)	(996)	(2,525)	(2,173)
Other income	44	---	57	41
Interest expense	(147)	(110)	(392)	(353)
Total other income (expense)	(103)	(110)	(335)	(312)
Loss before income taxes	(799)	(1,106)	(2,860)	(2,485)
Income tax benefit	---	(241)	---	(564)
Net loss	$(799)	$(865)	$(2,860)	$(1,921)
Net loss per share - basic and diluted	$(0.08)	$(0.10)	$(0.30)	$(0.22)
Weighted average shares outstanding – basic and diluted	9,607,785	8,759,171	9,389,346	8,698,034

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT

  (dollars in thousands)

Three Months Ended

	December 31, 2024		December 31, 2023		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$4,310	57%	$4,296	56%	$14	---%
Stadco	3,312	43%	3,370	44%	(58)	(2)%
Intersegment elimination	---	---%	(16)	---%	16	100%
Consolidated Revenue	$7,622	100%	$7,650	100%	$(28)	---%
Cost of revenue
Ranor	$2,798	37%	$2,919	38%	$(121)	(4)%
Stadco	3,833	50%	3,586	47%	247	7%
Intersegment elimination	---	---%	(16)	---%	16	100%
Consolidated Cost of revenue	$6,631	87%	$6,489	85%	$142	2%
Gross profit (loss)
Ranor	$1,512	20%	$1,377	18%	$135	10%
Stadco	(521)	(7)%	(216)	(3)%	(305)	(141)%
Consolidated Gross profit	$991	13%	$1,161	15%	$(170)	(15)%

Nine Months Ended

	December 31, 2024		December 31, 2023		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$13,482	55%	$13,291	58%	$191	1%
Stadco	11,139	45%	9,943	43%	1,196	12%
Intersegment elimination	(67)	---%	(243)	(1)%	176	72%
Consolidated Revenue	$24,554	100%	$22,991	100%	$1,562	7%
Cost of revenue
Ranor	$9,215	38%	$9,382	40%	$(167)	(2)%
Stadco	13,161	54%	10,962	48%	2,199	20%
Intersegment elimination	(67)	---%	(243)	(1)%	176	72%
Consolidated Cost of revenue	$22,309	92%	$20,101	87%	$2,208	11%
Gross profit (loss)
Ranor	$4,266	17%	$3,703	16%	$563	15%
Stadco	(2,022)	(8)%	(813)	(3)%	(1,209)	(149)%
Consolidated Gross profit	$2,244	9%	$2,890	13%	$(646)	(22)%

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
(dollars in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,860)	$(1,921)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,093	1,759
Amortization of debt issue costs	67	55
Change in fair value of stock acquisition termination fee	419	—
Stock-based compensation	40	196
Change in contract loss provision	186	155
Deferred income taxes	---	(563)
Gain on disposal of fixed assets	1	(40)
Changes in operating assets and liabilities:
Accounts receivable	401	144
Contract assets	110	576
Work-in-process and raw materials	50	(1,228)
Other current assets	189	(305)
Accounts payable	425	(497)
Accrued expenses	(536)	(527)
Contract liabilities	(1,121)	1,702
Other noncurrent liabilities	(459)	1,674
Net cash (used in) provided by operating activities	(995)	1,180
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from insurance claim on fixed assets	---	62
Purchases of property, plant, and equipment	(2,796)	(2,782)
Reimbursements for purchases of property, plant and equipment	2,566	—
Net cash used in investing activities	(230)	(2,720)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	1,801	---
Private placement fees	(213)	---
Debt issue costs	(58)	(40)
Proceeds from equipment financing	65	---
Revolver loan borrowings	10,526	10,160
Revolver loan payments	(10,381)	(8,260)
Payments of principal for leases	(7)	(15)
Repayments of long-term debt	(481)	(448)
Net cash provided by financing activities	1,252	1,397
Net increase (decrease) in cash and cash equivalents	27	(143)
Cash and cash equivalents, beginning of period	138	534
Cash and cash equivalents, end of period	$165	$391

EBITDA Non-GAAP Financial Measure

	Three Months ended December 31,			Nine Months ended December 31,
(dollars in thousands)	2024	2023	Change	2024	2023	Change
Net loss	$(799)	$(865)	$66	$(2,860)	$(1,921)	$(939)
Income tax benefit	---	(240)	240	---	(563)	563
Interest expense (1)	147	110	37	392	353	39
Depreciation and amortization	703	631	72	2,093	1,759	334
EBITDA	$51	$(364)	$415	$(375)	$(372)	$(3)

(1)	Includes amortization of debt issue costs.